UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 906-8555
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
The following information, including the Exhibits referenced in this Item 2.02 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
On December 1, 2015, Compass Energy Operating, LLC (“Compass Energy”), a wholly-owned subsidiary of HRG Group, Inc. (“HRG”; NYSE: HRG), consummated the transactions contemplated by its previously announced purchase agreement, dated October 8, 2015 (the “Purchase Agreement”), with Indigo Resources LLC (as successor to Indigo Minerals LLC, “Buyer”). Pursuant to the Purchase Agreement, Buyer acquired certain of Compass Energy’s oil and gas interests located in the Holly, Waskom and Danville Fields in East Texas and North Louisiana (the “Transaction”). Proceeds from the Transaction, which were approximately$147.5 million, less estimated expenses of $1.9 million, were used to primarily reduce borrowings under Compass Energy’s existing credit facility.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired
Not applicable.

(b) Pro Forma Financial Information
Unaudited Pro Forma Condensed Consolidated Financial Information as of and for the year ended September 30, 2015, which are included in Exhibit 99.1 hereof and are incorporated herein by reference.

(c) Shell Company Transactions
Not applicable.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information as of and for the year ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HRG GROUP, INC.

/s/ Thomas A. Williams
Name: Thomas A. Williams
Title: Executive Vice President and Chief Financial Officer

Dated: December 3, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information as of and for the year ended September 30, 2015.